Exhibit 99.1

APPROVED BY:	Jeffrey I. Badgley
Co-Chief Executive Officer

For Immediate Release

CONTACT:	Miller Industries, Inc.
J. Vincent Mish, Chief Financial Officer
(423) 238-4171
Frank Madonia, General Counsel
(423) 238-4171
FTI Consulting, Inc.
Investor Contact: Katie Pyra
(312) 553-6700

MILLER INDUSTRIES REPORTS 2015 SECOND QUARTER RESULTS

CHATTANOOGA, Tenn., August 5, 2015 /PRNewswire/ — Miller Industries, Inc. (NYSE: MLR) (the "Company") today announced financial results for the second quarter ended June 30, 2015.

For the second quarter of 2015, net sales were $151.5 million, an increase of 23.8%, compared to $122.4 million for the second quarter of 2014. Net income in the second quarter of 2015 was $5.9 million, or $0.52 per diluted share, an increase of 73.2% as compared to net income of $3.4 million, or $0.30 per diluted share, in the prior year period.

Gross profit for the second quarter of 2015 was $17.5 million, or 11.6% of net sales, compared to $12.5 million, or 10.2% of net sales, for the second quarter of 2014. Selling, general and administrative expenses were $7.6 million, or 5.0% of net sales, compared to $7.0 million, or 5.7% of net sales, in the prior year period.

For the six-month period ended June 30, 2015, net sales were $278.3 million, an increase of 22.8% compared to $226.6 million in the prior year period. The Company reported net income of $8.9 million, or $0.79 per diluted share, for the first half of 2015, compared to net income for the first half of 2014 of $5.8 million, or $0.51 per diluted share.

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.16 per share, payable September 21, 2015, to shareholders of record at the close of business on September 14, 2015.

Jeffrey I. Badgley, Co-CEO of the Company, stated, "We are very pleased with our performance in the second quarter. We ramped up production levels over the past two quarters to stay ahead of the growing backlog that we were seeing. While it has taken some time to get production levels up in line with demand, our hard work paid off in this quarter as evidenced by our strong performance. Additionally, our work to control costs and improve operating efficiencies over the past few quarters further enhanced our results. Our cost control efforts and strong demand for our products collectively drove substantial year-over-year increase in sales, net income, and improved profitability.”

- MORE –

MILLER INDUSTRIES REPORTS 2015 SECOND QUARTER RESULTS	PAGE 2

Mr. Badgley added, "During the quarter, we continued to see high levels of quoting activity, particularly in domestic markets, and healthy activity on an international basis despite the effects of the strength of the dollar. Customer sentiment remains quite positive and we expect healthy demand for our products to continue in the second half of 2015.”

Mr. Badgley concluded, "Overall this was an excellent second quarter, built upon the continued momentum and strength of our underlying business. We rolled out new products this year that have been well received by our customers, controlled cost and operational efficiency to scale with our business, and maintained a strong backlog. We are operating from a position of financial strength and are well-positioned to take advantage of opportunities for growth.”

In conjunction with this release, the Company will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for tomorrow, August 6, 2015, at 10:00 AM ET. Listeners can access the conference call live and archived over the Internet through a link at:

https://www.webcaster4.com/Webcast/Page/1034/9714

Please allow 15 minutes prior to the call to visit the site, download, and install any necessary audio software. A replay of this call will be available approximately one hour after the live call ends through August 15, 2015. The replay number is (877) 344-7529, Passcode 10069953.

Miller Industries is The World's Largest Manufacturer of Towing and Recovery Equipment®, and markets its towing and recovery equipment under a number of well-recognized brands, including Century®, Vulcan®, Chevron™, Holmes®, Challenger®, Champion®, Jige™, Boniface™, Titan® and Eagle®.

- MORE –

MILLER INDUSTRIES REPORTS 2015 SECOND QUARTER RESULTS	PAGE 3

Certain statements in this news release may be deemed to be forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “continue,” “future,” “potential,” “believe,” “project,” “plan,” “intend,” “seek,” “estimate,” “predict,” “expect,” “anticipate” and similar expressions, or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are made based on our management’s beliefs as well as assumptions made by, and information currently available to, our management. Our actual results may differ materially from the results anticipated in these forward-looking statements due to, among other things: the cyclical nature of our industry and changes in consumer confidence; economic and market conditions; our customers’ access to capital and credit to fund purchases, including the ability of our customers to secure floor plan financing; our dependence on outside suppliers of raw materials; changes in the cost of aluminum, steel and related raw materials; changes in fuel and other transportation costs, insurance costs and weather conditions; changes in government regulation; foreign currency fluctuation; competitors could impede our ability to attract or retain customers; our ability to develop or acquire proprietary products and technology; assertions against us relating to intellectual property rights; problems hiring or retaining skilled labor; the effects of new regulation relating to conflict minerals; the catastrophic loss of one of our manufacturing facilities; environmental and health and safety liabilities and requirements; loss of the services of our key executives; product warranty or product liability claims in excess of our insurance coverage; a disruption in our information technology systems; an inability to acquire insurance at commercially reasonable rates; and those other risks referenced herein, and those risks discussed in our filings with the Securities and Exchange Commission, including those risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for fiscal 2014, which discussion is incorporated herein by this reference. Such factors are not exclusive. We do not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, our company.

- MORE –

Miller Industries, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30			June 30
			%			%
	2015	2014	Change	2015	2014	Change
NET SALES	$151,537	$122,432	23.8%	$278,325	$226,600	22.8%

COSTS OF OPERATIONS	133,996	109,922	21.9%	248,832	203,152	22.5%

GROSS PROFIT	17,541	12,510	40.2%	29,493	23,448	25.8%

OPERATING EXPENSES:
Selling, General and Administrative Expenses	7,648	6,964	9.8%	15,088	14,130	6.8%

Interest Expense, Net	245	126	94.4%	408	196	108.2%

Other (Income) Expense, Net	265	55	381.8%	321	117	174.4%

Total Operating Expenses	8,158	7,145	14.2%	15,817	14,443	9.5%

INCOME BEFORE INCOME TAXES	9,383	5,365	74.9%	13,676	9,005	51.9%

INCOME TAX PROVISION	3,517	1,978	77.8%	4,746	3,318	43.0%

NET INCOME	5,866	3,387	73.2%	8,930	5,687	57.0%

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	-	-	N/A	-	66	-100.0%

NET INCOME ATTRIBUTABLE TO MILLER INDUSTRIES, INC.	$5,866	$3,387	73.2%	$8,930	$5,753	55.2%

BASIC INCOME PER COMMON SHARE	$0.52	$0.30	73.3%	$0.79	$0.51	54.9%

DILUTED INCOME PER COMMON SHARE	$0.52	$0.30	73.3%	$0.79	$0.51	54.9%

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.16	$0.15	6.7%	$0.32	$0.30	6.7%

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	11,331	11,301	0.3%	11,323	11,293	0.3%
DILUTED	11,366	11,354	0.1%	11,367	11,354	0.1%